SLM Student Loan Trust 2003-3 Quarterly Servicing Report

Collection Period 06/01/2005 - 08/31/2005 Distribution Date 09/15/2005

Indenture Trustee: Bank of New York

I. Deal Parameters

A	Student Loan Portfolio Characteristics		03/26/2003	05/31/2005	08/31/2005

	Principal Balance		$1,242,031,167.74	$618,745,606.71	$498,680,716.92
	Interest to be Capitalized Balance		14,007,144.26	11,204,329.58	8,820,846.21

	Pool Balance		$1,256,038,312.00	$629,949,936.29	$507,501,563.13
	Specified Reserve Account Balance		3,140,096.00	1,574,874.84	1,268,753.91

	Adjusted Pool (1)		$1,259,178,408.00	$631,524,811.13	$508,770,317.04

	Weighted Average Coupon (WAC)		3.85%	3.23%	5.17%
	Weighted Average Remaining Term		130.56	117.60	115.63
	Number of Loans		309,912	183,507	154,513
	Number of Borrowers		163,782	103,262	87,566

	Since Issued CPR			22.23%	27.48%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	06/15/2005		09/15/2005

	A1	78442GFY7	$—		$—
	A2	78442GFZ4	$—		$—
	A3	78442GGA8	$131,925,811.13		$9,171,317.04
	A4	78442GGB6	$461,548,000.00		$461,548,000.00
	B	78442GGC4	$38,051,000.00		$38,051,000.00

C	Account Balances		06/15/2005		09/15/2005

	Reserve Account Balance		$1,574,874.84		$1,268,753.91

D	Asset/Liability		06/15/2005		09/15/2005

	Adjusted Pool Balance		$631,524,811.13		$508,770,317.04
	Total Notes		$631,524,811.13		$508,770,317.04
	Difference		$—		$—

	Parity Ratio		1.00000		1.00000

II. Trust Activity 06/01/2005 through 08/31/2005

A	Student Loan Principal Receipts
	Borrower Principal	6,751,013.46
	Guarantor Principal	4,892,400.88
	Consolidation Activity Principal	111,867,452.85
	Seller Principal Reimbursement	—
	Servicer Principal Reimbursement	(24.19)
	Rejected Claim Repurchased Principal	6,678.26
	Other Principal Deposits	41,612.17

	Total Principal Receipts	$123,559,133.43

B	Student Loan Interest Receipts
	Borrower Interest	1,477,099.59
	Guarantor Interest	106,887.80
	Consolidation Activity Interest	1,821,420.44
	Special Allowance Payments	3,176,002.26
	Interest Subsidy Payments	1,017,319.80
	Seller Interest Reimbursement	109.23
	Servicer Interest Reimbursement	26,362.29
	Rejected Claim Repurchased Interest	388.60
	Other Interest Deposits	194,998.78

	Total Interest Receipts	$7,820,588.79

C	Reserves in Excess of Requirement	$306,120.93

D	Investment Income	$645,370.70

E	Funds Borrowed from Next Collection Period	$—

F	Funds Repaid from Prior Collection Period	$—

G	Loan Sale or Purchase Proceeds	$—

H	Initial Deposits to Collection Account	$—

I	Other Deposits	$20,335.75

J	Less: Funds Previously Remitted:
	Servicing Fees	$(898,384.24)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(898,384.24)

K	AVAILABLE FUNDS	$131,453,165.36

L	Non-Cash Principal Activity During Collection Period	$(3,494,243.64)

M	Non-Reimbursable Losses During Collection Period	$163.07

N	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$27,883.80

O	Aggregate Loan Substitutions	$—

Trust 2003-3 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

III.  2003-3 Portfolio Characteristics

		08/31/2005				05/31/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	4.70%	22,152	$71,658,925.24	14.370%	2.77%	33,761	$126,205,262.81	20.397%

	GRACE	4.70%	12,785	$55,647,425.26	11.159%	2.77%	16,978	$63,027,592.56	10.186%

	DEFERMENT	4.82%	24,697	$83,627,959.73	16.770%	2.92%	25,378	$89,673,180.84	14.493%

REPAYMENT:	CURRENT	5.52%	53,440	$151,284,845.47	30.337%	3.61%	61,006	$182,465,700.37	29.490%

	31-60 DAYS DELINQUENT	5.46%	5,461	$17,446,265.07	3.498%	3.54%	5,981	$18,239,050.67	2.948%

	61-90 DAYS DELINQUENT	5.45%	3,856	$12,390,976.31	2.485%	3.52%	3,589	$10,728,400.53	1.734%

	91-120 DAYS DELINQUENT	5.46%	2,585	$8,112,137.08	1.627%	3.56%	2,905	$8,400,699.32	1.358%

	> 120 DAYS DELINQUENT	5.44%	10,042	$29,170,032.84	5.849%	3.53%	9,648	$28,225,957.12	4.562%

	FORBEARANCE	5.45%	18,217	$65,682,028.50	13.171%	3.55%	23,074	$88,420,978.35	14.290%

	CLAIMS IN PROCESS	5.45%	1,258	$3,603,937.30	0.723%	3.55%	1,177	$3,338,912.22	0.540%

	AGED CLAIMS REJECTED	5.40%	20	$56,184.12	0.011%	3.50%	10	$19,871.92	0.003%

TOTAL			154,513	$498,680,716.92	100.00%		183,507	$618,745,606.71	100.00%

* Percentages may not total 100% due to rounding

Trust 2003-3 Quarterly Sen/icing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

IV. 2003-3 Portfolio Characteristics (cont’d)

	08/31/2005	05/31/2005
Pool Balance	$507,501,563.13	$629,949,936.29
Total # Loans	154,513	183,507
Total # Borrowers	87,566	103,262
Weighted Average Coupon	5.17%	3.23%
Weighted Average Remaining Term	115.63	117.60
Non-Reimbursable Losses	$163.07	$323.58
Cumulative Non-Reimbursable Losses	$313,741.35	$313,578.28
Since Issued CPR	27.48%	22.23%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$7,066.86	$3,623.67
Cumulative Rejected Claim Repurchases	$73,763.84	$66,696.98
Cumulative Claims Filed	$53,840,621.26	$47,298,363.50
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$4,961,933.44	$4,198,577.02
Interest Subsidy Payments Accrued	$1,236,769.94	$1,061,139.31
Special Allowance Payments Accrued	$1,644,814.00	$3,124,360.64

Trust 2003-3 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

V. 2003-3 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	5.14%	90,284	$253,054,086.55	50.745%
	- GSL - Unsubsidized	5.08%	58,854	217,078,595.72	43.531%
	- PLUS Loans	6.13%	4,767	26,615,491.27	5.337%
	- SLS Loans	6.66%	608	1,932,543.38	0.388%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	5.17%	154,513	$498,680,716.92	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	5.15%	119,117	$416,986,838.08	83.618%
	- Two Year	5.27%	26,362	60,453,760.41	12.123%
	- Technical	5.37%	9,027	21,213,066.67	4.254%
	- Other	6.20%	7	27,051.76	0.005%

	Total	5.17%	154,513	$498,680,716.92	100.000%

*     Percentages may not total 100% due to rounding.

Trust 2003-3 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

VI. 2003-3 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$131,453,165.36
A	Primary Servicing Fee	$390,764.07	$131,062,401.29
B	Administration Fee	$20,000.00	$131,042,401.29
C	Class A Noteholders’ Interest Distribution Amount	$5,461,630.04	$125,580,771.25
D	Class B Noteholders’ Interest Distribution Amount	$388,965.78	$125,191,805.47
E	Class A Noteholders’ Principal Distribution Amount	$122,754,494.09	$2,437,311.38
F	Class B Noteholders’ Principal Distribution Amount	$—	$2,437,311.38
G	Reserve Account Reinstatement	$—	$2,437,311.38
H	Carryover Servicing Fee	$—	$2,437,311.38
I	Excess Distribution	$2,437,311.38	$—

Trust 2003-3 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

VII. 2003-3 Distributions

Distribution Amounts	A3	A4	B

Cusip/Isin	78442GGA8	78442GGB6	78442GGC4
Beginning Balance	$131,925,811.13	$461,548,000.00	$38,051,000.00
Index	LIBOR	LIBOR	LIBOR
Spread/Fixed Rate	0.09%	0.22%	0.59%
Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
Accrual Period Begin	06/15/2005	06/15/2005	06/15/2005
Accrual Period End	09/15/2005	09/15/2005	09/15/2005
Daycount Fraction	0.25555556	0.25555556	0.25555556
Interest Rate	3.50000%	3.63000%	4.00000%
Accrued Interest Factor	0.008944444	0.009276667	0.010222222
Current Interest Due	$1,180,003.09	$4,281,626.95	$388,965.78
Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
Total Interest Due	$1,180,003.09	$4,281,626.95	$388,965.78
Interest Paid	$1,180,003.09	$4,281,626.95	$388,965.78
Interest Shortfall	$—	$—	$—
Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
Current Interest Carryover Due	$—	$—	$—
Interest Carryover Paid	$—	$—	$—
Unpaid Interest Carryover	$—	$—	$—
Principal Paid	$122,754,494.09	$—	$—
Ending Principal Balance	$9,171,317.04	$461,548,000.00	$38,051,000.00
Paydown Factor	0.623119259	0.000000000	0.000000000
Ending Balance Factor	0.046554909	1.000000000	1.000000000

Trust 2003-3 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

VIII. 2003-3 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$631,524,811.13
	Current Adjusted Pool Balance	$508,770,317.04
	Current Principal Due	$122,754,494.09
	Principal Shortfall from Previous Collection Period	$—
	Principal Distribution Amount	$122,754,494.09

	Principal Paid	$122,754,494.09
	Principal Shortfall	$—

B	Reserve Account Reconciliation
	Beginning Period Balance	$1,574,874.84
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00

	Balance Available	$1,574,874.84
	Required Reserve Acct Balance	$1,268,753.91
	Release to Collection Account	$306,120.93
	Ending Reserve Account Balance	$1,268,753.91

Page 8 of 8	Trust 2003-3 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005